Exhibit 10.2

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on November 30, 2021, by and between Broadscale Acquisition Corp., a Delaware corporation (the “Issuer”), and the subscriber party set forth on the signature page hereto (“Subscriber”).

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, the Issuer is entering into an Agreement and Plan of Merger, by and among the Issuer, Velocity Merger Sub Inc., a Delaware corporation (“MergerSub”), and Voltus, Inc., a Delaware corporation (“Target”) (the “Merger Agreement”), whereby MergerSub will merge with and into Target, with Target surviving as a wholly owned subsidiary of the Issuer, on the terms and subject to the conditions set forth therein (the “Transactions”);

WHEREAS, to finance a portion of the Transactions, Subscriber desires to subscribe for and purchase from the Issuer [(i)] that number of shares of the Issuer’s Class A common stock, par value $0.0001 per share (the “Class A Shares”), set forth on the signature page hereto (the “Acquired Shares”) [and (ii) that number of warrants (the “Warrants”) set forth on the signature page hereto exercisable for Class A Shares pursuant to the terms and subject to the conditions set forth in the form of warrant agreement attached hereto as Exhibit A (the “Closing Warrants” and the Closing Warrants together with the Acquired Shares, the “Securities”)]1 in a private placement for an aggregate purchase price for the subscribed Securities set forth on the signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Securities in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer on or prior to the Subscription Closing (as defined below);

WHEREAS, to finance a portion of the Transactions, substantially concurrently with the execution of this Subscription Agreement, Issuer is entering into (a) separate subscription agreements with affiliates of Nokomis ESG Sponsor, LLC (collectively, the “Insider PIPE Investors,” and such investment the “Insider PIPE Investment”), (b) [a separate subscription agreement with a certain strategic investor who is also entering into certain other commercial or strategic arrangements with the Issuer (the “Strategic Investor” and such investment the “Strategic Investor Investment”) and (c)]2 separate subscription agreements with certain other “qualified institutional buyers” (as such term is defined under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”)), and “accredited investors” (as such term is defined in Rule 501 under the Securities Act) (other than the Insider PIPE Investors [and the Strategic Investor], the “Other Investors,” and such other subscription agreements, the “Other Subscription Agreements”) with an aggregate purchase price of $100,000,000 (inclusive of the Purchase Price[, the Strategic Investor Investment] and the Insider PIPE Investment).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Securities (such subscription and issuance, the “Subscription”).

[1]	Closing Warrants will only be issued to investors who have subscribed for more than a certain number of shares and certain other investors. For investors who will not be issued the Closing Warrants, references herein to “Securities” are replaced with references to “Acquired Shares.”

[2]	References to Strategic Investor only included for certain investors who subscribed for more than a certain number of shares.

2. Subscription Closing.

(a) The closing of the Subscription contemplated hereby (the “Subscription Closing”) shall occur substantially concurrent with, and be conditioned upon the prior or substantially concurrent consummation of the Transactions (the “Closing Date”). Not less than five (5) business days prior to the anticipated Closing Date, the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of such anticipated Closing Date. Subscriber shall deliver to the Issuer on or before three (3) business days prior to the anticipated Closing Date (the “Funding Date”) the Purchase Price for the Securities by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, to be held by the Issuer until the Closing Date. On the Closing Date the Issuer shall deliver to Subscriber the Securities in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws or imposed by the Subscriber) in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and no later than one (1) Business Day after the Closing Date, the Issuer shall deliver to Subscriber a copy of the records of the Issuer’s transfer agent (the “Transfer Agent”) or other evidence showing Subscriber as the owner of the Securities on and as of the Closing Date. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. Prior to or at the Closing, Subscriber shall deliver to Issuer a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In the event the Closing Date does not occur within two (2) business days after the Subscription Closing, the Issuer shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book entries or share certificates shall be deemed repurchased and cancelled; provided that unless this Subscription Agreement has been terminated pursuant to Section 6 hereof, such return of funds shall not terminate this Subscription Agreement or relieve Subscriber of its obligation to purchase the Securities at the Subscription Closing.

(b) The Subscription Closing shall be subject to the conditions that, on the Closing Date:

(i) (x) solely with respect to the Subscriber’s obligation to close, the representations and warranties made by the Issuer in Section 3 of this Subscription Agreement shall be true and correct as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct as of such date) except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or “Issuer Material Adverse Effect” (as defined below) or another similar materiality qualification set forth herein), individually or in the aggregate, would not reasonably be expected to have an Issuer Material Adverse Effect; and (y) solely with respect to the Issuer’s obligation to close, the representations and warranties made by the Subscriber in Section 4 of this Subscription Agreement shall be true and correct as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct as of such date) except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or “Subscriber Material Adverse Effect” (as defined below) or another similar materiality qualification set forth herein), individually or in the aggregate, would not reasonably be expected to have a Subscriber Material Adverse Effect, and in each case of (x) and (y) without giving effect to the consummation of the Transactions;

(ii) all conditions precedent to the closing of the Transactions set forth in the Merger Agreement shall have been satisfied or waived in accordance with the Merger Agreement other than those conditions that by their terms are to be satisfied at the Closing Date (but subject to the satisfaction or waiver thereof);

(iii) the Merger Agreement (other than the condition in Section 9.3(c) of the Merger Agreement or the effects thereof) shall not have been amended, modified or waived by the Issuer in a manner that would reasonably be expected to materially adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement (it being understood that any such amendment, modification or waiver resulting in a decrease in the valuation of the Target in connection with the Transactions and/or the failure by one or more Other Investors to meet their closing funding obligations in violation of the Subscription Agreements would not have such a material and adverse effect); and

(iv) there shall not be any law or order of any governmental authority having jurisdiction restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Subscription Agreement.

(c) At the Subscription Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

3. Issuer Representations and Warranties. The Issuer represents and warrants that (provided that no representation or warranty by Issuer shall apply to any statement or information in the reports filed by Issuer with the Commission (as defined below) since November 5, 2020 that relates to the topics referenced in the SEC Statement (as defined below), nor shall any correction, amendment or restatement of Issuer’s financial statements due wholly or in part to the SEC Statement or any other accounting matters, nor any other effects that relate to or arise out of, or are in connection with or in response to, any of the foregoing or any changes in accounting or disclosure related thereto, be deemed to be a breach of any representation or warranty by Issuer):

(a) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and, subject to obtaining all approvals necessary for the consummation of the Transactions (collectively, the “Required Approvals”), to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Subscription Closing, the Securities will have been duly authorized by the Issuer. The Acquired Shares, when issued and delivered to Subscriber against full payment of the Purchase Price in accordance with the terms of this Subscription Agreement and registered with the Transfer Agent, the Acquired Shares will be validly issued, fully paid and non-assessable[. The Warrants, when issued and delivered to Subscriber against full payment of the Purchase Price in accordance with the terms of this Subscription Agreement and the Warrant Agreement, will constitute the valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as may be limited or otherwise affected by (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought. The Securities,]3 [and] when so issued and delivered, will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s certificate of incorporation and bylaws or under the laws of the State of Delaware. [As of the Subscription Closing, the Issuer shall have reserved an amount of duly authorized Class A Shares that is equal to the number of Class A Shares issuable upon the exercise of the Closing Warrants. The Class A Shares issued to Subscriber upon the exercise of any Closing Warrant will be validly issued, fully paid and non-assessable.]4

(c) This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and assuming the due authorization, execution and delivery of the same by the Subscriber, is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

[3]	Only included for investors who are being issued Closing Warrants.

[4]	Only included for investors who are being issued Closing Warrants.

(d) Subject to obtaining the Required Approvals and assuming the accuracy of the Subscribers’ representations and warranties in Section 4, the execution, delivery and performance by the Issuer of this Subscription Agreement, including the issuance and sale of the Securities, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that, in the case of clauses (i) and (iii), would be reasonably likely to have a material adverse effect on the business, financial condition or results of operations of the Issuer and its subsidiaries taken as a whole or materially and adversely affect the validity of the Securities or the legal authority of the Issuer to perform in all material respects its obligations hereunder (an “Issuer Material Adverse Effect”).

(e) The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Securities), other than (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) in connection with or as a result of the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” issued by the Commission staff on April 12, 2021 or any subsequent guidance, statements or interpretations issued by the Commission or the Commission staff or otherwise relating thereto or to other accounting matters related to initial public offering securities or expenses (collectively, the “SEC Statement”), (iii) filings required by applicable state securities laws, (iv) the Required Approvals; (v) those required by The Nasdaq Capital Market (the “Nasdaq”) or other applicable stock exchange on which the Securities are then listed, including with respect to obtaining approval of the Issuer’s stockholders, and (vi) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, an Issuer Material Adverse Effect.

(f) Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Issuer to the Subscriber.

(g) Neither the Issuer nor any person acting on its behalf has offered or sold the Securities by any form of general solicitation or general advertising in violation of the Securities Act.

(h) The Issuer is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Securities other than to the Agents (as defined below).

(i) As of their respective filing dates or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports required to be filed by the Issuer with the Commission (the “SEC Reports”) complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports filed under the Securities Act and Exchange Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that notwithstanding anything to the contrary in this Subscription Agreement, no representation or warranty is made under this Subscription Agreement or otherwise as to the accounting treatment of the Issuer’s issued and outstanding warrants, other securities or any other initial public offering matter, or as to any deficiencies in disclosure (including with respect to accounting and disclosure controls) arising therefrom, in any SEC Reports. The financial statements of the Issuer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, which shall be deemed to supersede such original filing, and fairly present in all material respects the financial position of the Issuer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, year-end audit adjustments. The Issuer has filed each periodic report that the Issuer was required to file with the Commission since February 18, 2021 and through the date hereof. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by the Issuer from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports.

(j) As of the date hereof, the authorized share capital of Issuer consists of 100,000,000 Class A Shares, 10,000,000 Class B common stock, par value $0.0001 per share (“Class B Shares”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”). As of the date hereof: (i) 34,500,000 Class A Shares, 8,625,000 Class B Shares and no Preferred Shares were issued and outstanding; and (ii) 8,625,000 public warrants, each exercisable to purchase one Class A Share at $11.50 per share (“Warrants”), were issued and outstanding, as well as 6,266,667 private warrants. No Warrants are exercisable on or prior to the Closing.

(k) As of the date hereof, the issued and outstanding Class A Shares of the Issuer are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “SCLE” (it being understood that the trading symbol will be changed in connection with the Transactions). Except as disclosed in the SEC Reports, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by Nasdaq or the Commission, respectively, to prohibit or terminate the listing of the Issuer’s shares on Nasdaq or to deregister the shares under the Exchange Act, excluding, for purposes of clarity, the customary ongoing review by the Nasdaq of the Issuer’s continued listing application in connection with the Transactions. The Issuer has taken no action that is designed to terminate the registration of the Issuer’s shares under the Exchange Act.

(l) The Issuer is in compliance with all applicable laws, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect. The Issuer has not received any written communication from a governmental entity alleging that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such noncompliance, default or violation would not, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.

(m) Except for such matters as would not reasonably be expected to have an Issuer Material Adverse Effect, the Issuer has not received any written notice of any (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending or threatened in writing against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Issuer. For the avoidance of doubt, this representation and warranty shall not apply to the extent any of the foregoing matters arise from or relate to the SEC Statement.

(n) [The Other Subscription Agreements reflect, with respect to the Class A Common Stock, a per Share purchase price and, if applicable, a proportion of Warrants relative to such Subscriber’s purchase of Acquired Shares, in each case that are not materially more favorable to similarly situated Other Investors thereunder than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such Other Investor or its affiliates or related funds. For the avoidance of doubt, this Section 3(n) shall not apply to (i) any document entered into in connection with the Insider PIPE Investment, (ii) any document entered into in connection with the Strategic Investor Investment or (iii) any document entered into with an Other Investor with respect to commercial or strategic arrangements not directly related to the purchase of the Securities.]5

4. Subscriber Representations and Warranties. Subscriber represents and warrants that:

(a) Subscriber (i) has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and (ii) has the requisite power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized, executed and delivered by Subscriber and assuming the due authorization, execution and delivery of the same by the Issuer, this Subscription Agreement constitutes the valid and legally binding obligation of Subscriber, is enforceable against it in accordance with its terms, except as such enforceability may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

[5]	Only included for investors subscribed for more than a certain number of shares and certain other investors.

(c) Assuming the accuracy of the Issuer’s representations and warranties in Section 3, the execution, delivery and performance by Subscriber of this Subscription Agreement, the purchase of the Securities and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the legal authority or ability of Subscriber to perform in any material respects its obligations hereunder (a “Subscriber Material Adverse Effect”).

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), and, in each case, satisfying the applicable requirements set forth on Schedule A hereto, (ii) is acquiring the Securities only for its own account and not for the account of others, or if Subscriber is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Securities and is an “institutional account” as defined by FINRA Rule 4512(c), unless such newly formed entity is an entity in which all of the equity owners are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act).

(e) Subscriber understands that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act and that Issuer is not required to register the Securities except as set forth in Section 5 of this Subscription Agreement. Subscriber understands that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur in an “offshore transaction” within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met (including, without limitation, those set forth in Rule 144(i)) or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book-entry records representing the Securities shall contain a legend to such effect. Subscriber acknowledges that the Securities will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Securities will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. Subscriber acknowledges and agrees that the Securities will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the filing of “Form 10 information” with the Commission after the Closing Date. Subscriber understands that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, pledge, disposition or transfer of any of the Securities.

(f) Subscriber understands and agrees that Subscriber is purchasing the Securities directly from the Issuer. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by or on behalf of the Issuer, the Target, the Agent, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer expressly set forth in this Subscription Agreement [and, solely with respect to the Warrants, the Warrant Agreement,]6 and Subscriber is not relying on representations, warranties or any statement by, on behalf of or with respect to the Issuer except for the representations and warranties set forth in Section 3 of this Subscription Agreement [and, solely with respect to the Warrants, the Warrant Agreement]7. Subscriber acknowledges that certain information provided to Subscriber was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(g) Subscriber represents and warrants that its acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended, section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(h) Subscriber is a sophisticated investor with extensive expertise and experience in financial and business matters and in evaluating companies and purchasing and selling their securities. In making its decision to purchase the Securities, Subscriber represents that it has relied solely upon the independent investigation made by Subscriber and has not relied on any statements or information provided by the Agents. Subscriber acknowledges and agrees that Subscriber has received or had access to, and an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Securities, including, without limitation, with respect to the Issuer and the Transactions. Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed the Issuer’s filings with the Commission. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. The Agents or any of their respective directors, officers, employees, representatives or controlling persons has not made any independent investigation with respect to the Issuer, the Securities or the completeness or accuracy of any information provided to the Subscriber and has not made or makes any representation as to the Issuer or the quality or value of the Securities and the Agents and any of their respective affiliates may have acquired nonpublic information with respect to the Issuer which Subscriber agrees need not be provided to it. The Subscriber agrees that none of the Agents shall be liable to any Subscriber for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Subscriber’s purchase of the Securities.

(i) Subscriber became aware of this offering of the Securities solely by means of direct contact between Subscriber and the Issuer, the Target or their respective representatives or advisors or by means of contact from Morgan Stanley & Co. LLC (“Morgan Stanley”), Nomura Securities International, Inc. (“Nomura”), and Moelis & Company, acting as placement agents for the Issuer (together, the “Agents”), and the Securities were offered to Subscriber solely by direct contact between Subscriber and the Issuer, the Target or their respective representatives or advisors or by contact between Subscriber and the Agents. Subscriber did not become aware of this offering of the Securities, nor were the Securities offered to Subscriber, by any other means. Subscriber acknowledges that the Securities (i) were not offered by any form of general advertising or general solicitation, and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including, without limitation, those set forth in the Issuer’s filings with the Commission. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and Subscriber has had an opportunity to seek, and has sought such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither Issuer nor the Target has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Subscription Agreement.

[6]	Only included for investors who are being issued Closing Warrants.

[7]	Only included for investors who are being issued Closing Warrants.

(k) Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(l) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

(m) Subscriber represents and warrants that neither Subscriber nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any other Executive Order issued by the President of the United States and administered by OFAC (collectively, “OFAC Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(n) If Subscriber is or is acting on behalf of an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither the Issuer, nor any of its respective affiliates (the ”Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Securities, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Securities; and (ii) the decision to invest in the Securities has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of US Code of Federal Regulations 29 C.F.R. section 2510.3 21(c), as amended from time to time (the “Fiduciary Rule”) who is (1) independent of the Transaction Parties; (2) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (3) is a fiduciary (under ERISA and/or section 4975 of the Code) with respect to Subscriber’s investment in the Securities and is responsible for exercising independent judgment in evaluating the investment in the Securities; and (4) is aware of and acknowledges that (A) none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the Securities, and (B) the Transaction Parties have a financial interest in the purchaser’s investment in the Securities on account of the fees and other remuneration they expect to receive in connection with transactions contemplated by this Subscription Agreement.

(o) Subscriber has, and prior to the Funding Date will have, sufficient funds to pay the Purchase Price pursuant to Section 2(a).

(p) No broker or finder is entitled to any brokerage or finder’s fee or commission payable by Subscriber solely in connection with the sale of the Securities to Subscriber based on any arrangement entered into by or on behalf of Subscriber.

(q) No disclosure or offering document has been prepared by the Agents in connection with the offer and sale of the Securities.

(r) None of the Agents, nor any of their respective affiliates, nor any of their respective control persons, officers, directors, employees, agents or representatives of any of the foregoing has made any independent investigation with respect to the Issuer, the Target or its subsidiaries or any of their respective businesses, or the Securities or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer.

(s) In connection with the issuance and purchase of the Securities, none of the Agents nor any of their respective affiliates has acted as Subscriber’s financial advisor or fiduciary.

(t) Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Issuer. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Subscription Agreement.

(u) [Subscriber is not a “foreign person” or a “foreign entity,” as defined in Section 721 of the Defense Production Act of 1950, as amended, including, without limitation, all implementing regulations thereof (the “DPA”). Subscriber is not controlled by a “foreign person,” as defined in the DPA. Subscriber does not permit any foreign person affiliated with Subscriber, whether affiliated as a limited partner or otherwise, to obtain through Subscriber any of the following with respect to the Issuer or the Target: (i) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of the Issuer or the Target; (ii) membership or observer rights on the board of directors or equivalent governing body of the Issuer or the Target or the right to nominate an individual to a position on the board of directors or equivalent governing body of the Issuer or the Target; (iii) any involvement, other than through the voting of shares, in the substantive decision-making of the Issuer or the Target regarding (x) the use, development, acquisition, or release of any “critical technology” (as defined in the DPA), (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Issuer or the Target, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA); or (iv) “control” (as defined in the DPA) of the Issuer or the Target.]8

[8]	Not included for non-U.S. investors.

(v) Subscriber acknowledges and is aware that (i) the Agents are acting as the Issuer’s placement agent and (ii) Morgan Stanley and Nomura are acting as financial advisors to the Target and/or its affiliates with respect to the Transaction and will receive compensation from the Target and/or its affiliates for such services. Subscriber understands and acknowledges that Morgan Stanley’s and Nomura’s respective roles as financial advisor to the Target and/or its affiliates may give rise to potential conflicts of interest or the appearance thereof.

(w) Subscriber acknowledges and agrees that Issuer continues to review the SEC Statement and its implications, including on the financial statements and other information included in its filings with the Commission, and any restatement, revision or other modification of its filings with the Commission relating to or arising from such review, any subsequent related agreements or other guidance from the Staff of the Commission shall be deemed not material for purposes of this Subscription Agreement.

5. Registration Rights.

(a) The Issuer agrees that, no later than the later of (x) thirty (30) calendar days after the Closing Date or (y) if the Issuer’s 2021 audited financial statements are required to be included, ninety (90) calendar days following the Issuer’s most recent fiscal year end (such date, the “Filing Date”), the Issuer will submit to or file with the Commission (at the Issuer’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Acquired Shares [and Closing Warrants and the issuance and resale of the Class A Shares issuable upon exercise of the Closing Warrants] 9 which are eligible for registration (determined as of two (2) business days prior to such submission or filing) [(the “Registrable Securities”)]10, and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day following the Closing Date if the Commission notifies the Issuer that it will “review” the Registration Statement) and (ii) the 10th business day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber or its permitted assigns, the securities of the Issuer held by Subscriber and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Issuer to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as set forth in Section 5(d) or otherwise permitted hereunder; provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. Any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 5.

[9]	Only included for investors who are being issued Closing Warrants.

[10]	Only included for investors who are being issued Closing Warrants. For investors who will not be issued the Closing Warrants, references herein to “Registrable Securities” are replaced with references to “Acquired Shares.”

(b) At its expense the Issuer shall:

(i) except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Registrable Securities, (ii) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (iii) the date that all Registrable Securities held by Subscriber may be sold pursuant to another exemption from registration and (iv) two years from the Effectiveness Date of the Registration Statement. The period of time during which the Issuer is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii) during the Registration Period, advise Subscriber within five (5) business days:

(A)	when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(B)	after it shall receive notice or obtain knowledge thereof, of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(C)	after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(D)	of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E)	subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (A) through (E) above constitutes material, nonpublic information regarding the Issuer;

(iii) during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) during the Registration Period, upon the occurrence of any event contemplated in Section 5(b)(ii)(E) above, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) during the Registration Period, use its commercially reasonable efforts to cause all Acquired Shares to be listed on each securities exchange or market, if any, on which the Class A Shares issued by the Issuer have been listed;

(vi) during the Registration Period, use its commercially reasonable efforts to allow the Subscriber to review disclosure regarding the Subscriber in the Registration Statement; and

(vii) during the Registration Period, use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities required hereby.

(c) At such times as the benefits of Rule 144 are available to stockholders of the Issuer, the Issuer agrees to use commercially reasonable efforts to, for so long as Subscriber holds Securities: (i) make and keep public information available, as those terms are understood and defined in Rule 144; and (ii) file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable Subscriber to sell the Securities under Rule 144.

(d) Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the submission, filing or effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if Issuer determines (i) that in order for the Registration Statement not to contain a material misstatement or omission, (x) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (y) the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event that the Issuer’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (z) in the good faith judgment of the Issuer’s board of directors, such submission, filing or effectiveness or use of such Registration Statement, would be detrimental to the Issuer, and the Issuer’s board of directors concludes that such submission, filing or effectiveness should be delayed or postponed, or (ii) to delay the submission, filing or initial effectiveness of, or suspend use of, a Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with the SEC Statement or other accounting matters, or any related disclosure or other matters (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than three occasions or for more than ninety (90) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(e) Indemnification.

(i) The Issuer agrees to indemnify, to the extent permitted by law, Subscriber (to the extent a seller under the Registration Statement), its directors and officers and each person who controls Subscriber (within the meaning of the Securities Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented attorneys’ fees of one law firm) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Issuer by or on behalf of such Subscriber expressly for use therein.

(ii) In connection with any Registration Statement in which a Subscriber is participating, such Subscriber shall furnish (or cause to be furnished) to the Issuer in writing such information and affidavits as the Issuer reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Issuer, its directors and officers and each person who controls the Issuer (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Subscriber expressly for use therein; provided, however, that the liability of each such Subscriber shall be several and not joint and shall be in proportion to and limited to the net proceeds received by such Subscriber from the sale of Registrable Securities giving rise to such indemnification obligation.

(iii) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities.

(v) If the indemnification provided under this Section 5(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5(e)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(e)(v) from any person who was not guilty of such fraudulent misrepresentation.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Merger Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto and the Target to terminate this Subscription Agreement, and (c) September 30, 2022 if the closing of the Transactions has not occurred on or before such date and Subscriber provides written notice electing to terminate this Subscription Agreement; provided, that nothing herein will relieve any party from liability for any willful material breach hereof (including for the avoidance of doubt Subscriber’s willful breach of Section 2(b)(i)(x) of this Subscription Agreement with respect to its representations and warranties as of the Subscription Closing) prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such willful breach. The Issuer shall promptly notify Subscriber in writing of the termination of the Merger Agreement (other than such termination as a result of the closing thereunder).

7. Trust Account Waiver. Subscriber acknowledges that the Issuer is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Issuer and one or more businesses or assets. Subscriber further acknowledges that, as described in the Issuer’s prospectus relating to its initial public offering dated February 11, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of the Issuer’s assets consist of the cash proceeds of the Issuer’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Issuer, its public stockholders and the underwriters of its initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Issuer to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Issuer entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its affiliates and representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future as a result of, or arising out of, this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Securities, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability; provided, that nothing in this Section 7 shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of Subscriber’s record or beneficial ownership of Class A Shares acquired by any means other than pursuant to this Subscription Agreement. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Securities pursuant to the Issuer’s certificate of incorporation in connection with the Transactions or any other business combination, any subsequent liquidation of the Trust Account or the Issuer or otherwise. In the event Subscriber has any claim against the Issuer as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Securities, it shall pursue such claim solely against the Issuer and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account.

8. Issuer’s Covenants. At the request of the holder of the Securities, the Issuer shall reasonably cooperate with the holder of the Securities, and the holder of the Securities shall provide the Issuer with such certifications and other customary documentation, to effect the removal of the legend described in Section 4(e), and for the Issuer to issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Securities are sold pursuant to an effective registration statement under the Securities Act, (ii) such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act, (iii) the Securities are sold, assigned or transferred pursuant to Rule 144 or (iv) the Securities are eligible to be sold without restriction under, and without the requirement for the Issuer to be in compliance with the current public information requirements of, Rule 144. The Issuer shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

9. Miscellaneous.

(a) Subscriber acknowledges that the Issuer, the Agents and the Target (each as a third party beneficiary with right of enforcement) will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement. Prior to the Subscription Closing, Subscriber agrees to promptly notify the Issuer, the Agents and the Target if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. Subscriber acknowledges and agrees that each purchase by Subscriber of Class A Shares from Issuer will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such purchase. Prior to the Subscription Closing, the Issuer agrees to promptly notify Subscriber, the Agents and the Target if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Issuer contained in this Subscription Agreement are no longer accurate in all material respects.

(b) Each of the Issuer, Subscriber, the Target and the Agents (each as a third party beneficiary with right of enforcement), is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c) This Subscription Agreement and any of Subscriber’s rights and obligations hereunder may not be transferred or assigned, except for an assignment to any affiliate of Subscriber, without the prior consent of the Issuer, provided that such assignee(s) agrees in writing to be bound by the terms hereof and completes Schedule A hereto. Upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations provided for herein to the extent of such assignment; provided that, in the case of any such transfer or assignment, the initial party to this Subscription Agreement shall remain bound by its obligations under this Subscription Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of Securities contemplated hereby. Neither this Subscription Agreement nor any rights that may accrue to the Issuer hereunder or any of the Issuer’s obligations may be transferred or assigned other than pursuant to the Transactions.

(d) Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at the Subscriber’s direction or pursuant to any understanding with the Subscriber, directly or indirectly offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (“Short Sales”), of the Securities until the consummation of the Transactions (or such earlier termination of this Subscription Agreement in accordance with its terms). For the avoidance of doubt, this Section 9(d) shall not apply to (i) any sale (including the exercise of any redemption right) of securities of the Issuer (A) held by the Subscriber, its controlled affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (B) purchased by the Subscriber, its controlled affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates in an open market transaction after the execution of this Subscription Agreement or (ii) ordinary course, non-speculative hedging transactions. [Notwithstanding the foregoing, (a) nothing herein shall prohibit entities under common management or that share an investment advisor with Subscriber (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (b) in the case of a Subscriber that is a multi-managed investment bank vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, this Section 9(d) shall apply only with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Subscription Agreement.]11

(e) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Subscription Closing.

(f) The Issuer may request from Subscriber such additional information as the Issuer may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Securities and to comply with the Issuer’s obligations under Section 5 and Section 8 hereof, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures. Subscriber acknowledges that Issuer may file a copy of this Subscription Agreement with the Commission as an exhibit to a current or periodic report or a registration statement of Issuer.

(g) This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 6 above) except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought; provided, however, that no modification, amendment or waiver by the Issuer of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Target to the extent required by the Merger Agreement. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(h) This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(i) Subject to Section 9(c) and except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective affiliates and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person. The agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(j) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(k) This Subscription Agreement may be executed in one (1) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[11]	Only included for investors subscribed for more than a certain number of shares and certain other investors.

(l) Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated by this Subscription Agreement.

(m) Except as set forth in Sections 9(a), (b), (g) and (o), this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns; provided, that the parties acknowledge and agree that the indemnified parties referred to therein shall each be a third-party beneficiary to this Subscription Agreement with respect to Section 5(e)(i) and (ii), respectively.

(n) Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or by facsimile, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by facsimile (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Issuer, to:

1845 Walnut Street, Suite 1111
Philadelphia, PA 19103
Attention: Jeffrey F. Brotman
Telephone: (215) 832-4161
E-mail: jbrotman@hepcollc.com

with a required copy to (which copy shall not constitute notice) each of:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001-8602
Attention: Howard Ellin and Mike Chitwood
Email: howard.ellin@skadden.com and mike.chitwood@skadden.com

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, CA 90071
Attention: Michelle Gasaway
Email: michelle.gasaway@skadden.com

(iii) if to the Target, to

Voltus, Inc.
2443 Fillmore Street, #308-3427
San Francisco, California 94115
Attention:       Gregg Dixon
                       Laurie Harrison
Email:             greggdixon@voltus.co
                       lharrison@voltus.co

with a required copy to (which copy shall not constitute notice):

Latham & Watkins LLP
811 Main Street, Suite 3700

Houston, TX 77002
Attention:       Ryan Maierson

                       Spencer Ricks

Email:             Ryan.Maierson@lw.com

                        Spencer.Ricks@lw.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

(o) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Target shall be entitled to seek to specifically enforce the provisions of the Subscription Agreement of which the Target is an express third party beneficiary on the terms and subject to the conditions set forth herein.

(p) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9(n) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(p).

(q) If, any change in the Class A Shares or Warrants shall occur between the date hereof and immediately prior to the Subscription Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Acquired Shares and Closing Warrants issued to Subscriber shall be appropriately adjusted to reflect such change.

(r) The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file or furnish with the Commission a Current Report on Form 8-K or a Form S-4 or proxy statement for the Transaction (collectively, the “Disclosure Document”) disclosing, to the extent not previously disclosed, all material terms of the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements, the Insider Subscription Agreements, the Transaction and any other material, nonpublic information that the Issuer has provided to Subscriber at any time prior to the filing of the Disclosure Document. At the time of the disclosure of the Disclosure Document, to the Issuer’s knowledge, (i) Subscriber shall not be in possession of any material, non-public information received from the Issuer or any of its affiliates, officers, directors, employees or agents, and (ii) Subscriber shall no longer be subject to any confidentiality or similar obligations under any agreement, whether written or oral, with the Issuer, the Agents, or any of their respective affiliates relating to the transactions contemplated by this Subscription Agreement. All press releases or other public communications relating to the transactions contemplated hereby between the Issuer and Subscriber, and the method of the release for publication thereof, shall be subject to the prior approval of (i) the Issuer, and (ii) to the extent such press release or public communication references the Subscriber or its affiliates or investment advisers by name, the Subscriber, which approval shall not be unreasonably withheld or conditioned; provided that neither the Issuer nor Subscriber shall be required to obtain consent pursuant to this Section 9(r) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 9(r). The restriction in this Section 9(r) shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing. Subscriber will promptly provide any information reasonably requested by the Issuer for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the Commission).

[Signature pages follow]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first written above.

BROADSCALE ACQUISITION CORP.

By:
Name:
Title:

Signature Page to Subscription Agreement

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By: ___________________________________ Name: Title:	By: ___________________________________ Name: Title:

Date:  ___________________, 2021

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

___________________________________ (Please print. Please indicate name and capacity of person signing above)	___________________________________ (Please print. Please indicate name and capacity of person signing above)

___________________________________ Name in which securities are to be registered (if different)

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN: _______________	Joint Subscriber’s EIN: ________________________________
Business Address-Street:	Mailing Address-Street (if different):

___________________________________	___________________________________

___________________________________ City, State, Zip:	___________________________________ City, State, Zip:

Attn:	Attn:

Telephone No.: ___________________	Telephone No.: ___________________

Facsimile No.: ____________________	Facsimile No.: ____________________

Aggregate Number of Acquired Shares subscribed for:	[Aggregate Number of Closing Warrants subscribed for:
________________________________	________________________________][12]

Purchase Price: $ _______________.

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

[12]	Only included for investors who are being issued Closing Warrants.

Signature Page to Subscription Agreement

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

2.	☐ We are subscribing for the Securities as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Schedule A-1

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐ Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii); or

☐  Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Schedule A-2

EXHIBIT A13

CLOSING WARRANT AGREEMENT

[Attached]

[13]	Only included for investors who are being issued Closing Warrants.

Exhibit A-1

CLOSING WARRANT AGREEMENT

THIS CLOSING WARRANT AGREEMENT (this “Agreement”), dated as of [●], 2021, is by and between Voltus Technologies, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent,” also referred to herein as the “Transfer Agent”).

WHEREAS, in connection with the initial public offering of the Company (the “IPO”), the Company issued and delivered units (“IPO Units”) to public investors comprised of one share of Class A common stock of the Company (the “Common Stock”) and one-fourth of one redeemable warrant entitling the holder of such warrant to purchase one share of Class A common stock at an exercise price of $11.50 per share (the “Public Warrants”), subject to adjustments as set forth in the Warrant Agreement dates as of February 11, 2021 by and between the Company and the Warrant Agent (the “Public Warrant Agreement”);

WHEREAS, substantially concurrently with the execution of this Agreement, the Company consummated the transactions contemplated by the Agreement and Plan of Merger, by and among the Company, Velocity Merger Sub Inc., a Delaware corporation (“MergerSub”), and Voltus, Inc., a Delaware corporation (“Target”) (the “Merger Agreement”), whereby MergerSub merged with and into Target, with Target surviving as a wholly owned subsidiary of the Company, on the terms and subject to the conditions set forth therein (the “Transaction”);

WHEREAS, to finance a portion of the Transaction, the Company entered into separate subscription agreements with investors (such subscription agreements, the “Subscription Agreements”), pursuant to which (i) the investors subscribed for Common Stock (the “Subscribed Shares”) and (ii) certain key investors subscribed for Closing Warrants (as defined below) (and together with the Subscribed Shares, the “Securities”) in a private placement (the “Private Placement”), and this Agreement is being entered into pursuant to the Subscription Agreements with such key investors;

WHEREAS, an aggregate of 6,200,000 warrants are being issued and delivered to certain key investors pursuant to such Subscription Agreements which shall bear the legend set forth in Exhibit B hereto (the “Closing Warrants”), each whole Closing Warrant entitling the holder to purchase one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment as described herein;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Closing Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Closing Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent and the holders of the Closing Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Closing Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent (if a physical certificate is issued), as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent.

The Company hereby appoints Continental Stock Transfer & Trust Company to act as agent for the Company for the Closing Warrants, and Continental Stock Transfer & Trust Company hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2. Closing Warrants.

2.1 Form of Closing Warrant. Each Closing Warrant shall initially be issued in registered form only. Physical certificates, if issued, shall be signed by, or bear the facsimile signature of, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon any Closing Warrant shall have ceased to serve in the capacity in which such person signed the Closing Warrant before such Closing Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2 Effect of Countersignature. If a physical certificate is issued, unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Closing Warrant certificate shall be invalid and of no effect and may not be exercised by the holder thereof.

Exhibit A-2

2.3 Registration.

2.3.1 Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Closing Warrants. Upon the initial issuance of the Closing Warrants, the Warrant Agent shall issue and register the Closing Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. If the Closing Warrants become eligible for book-entry at the Depository Trust Company (the “Depository”), they will be represented by one or more book-entry certificates (each, a “Book-Entry Warrant Certificate”) deposited with the Depository and registered in the name of Cede & Co., a nominee of the Depositary, and in such case, ownership of beneficial interests in the Closing Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by institutions that have accounts with the Depository (each such institution, with respect to a Closing Warrant in its account, a “Participant”).

If the Depositary subsequently ceases to make its book-entry settlement system available for the Closing Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Closing Warrants are not eligible for, or it is no longer necessary to have the Closing Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depositary to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent to deliver to or upon the order of the Depositary definitive warrant certificates in physical form evidencing such Closing Warrants. If any Closing Warrants are evidenced by definitive certificates (“Definitive Warrant Certificates”), such Definitive Warrant Certificates shall be in the form annexed hereto as Exhibit A.

2.3.2 Registered Holder. Prior to due presentment for registration of transfer of any Closing Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Closing Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Closing Warrant and of each Closing Warrant represented thereby (notwithstanding any notation of ownership or other writing on any Definitive Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4 No Fractional Warrants. The Company shall not issue fractional Closing Warrants. If a holder of Closing Warrants would be entitled to receive a fractional Closing Warrant, the Company shall round down to the nearest whole number the number of Closing Warrants to be issued to such holder.

3. Terms and Exercise of Closing Warrants.

3.1 Closing Warrant Price. Each whole Closing Warrant shall entitle the Registered Holder thereof, subject to the provisions of such Closing Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $11.50 per share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Agreement shall mean the price per share (including in cash or by payment of Closing Warrants pursuant to a “cashless exercise,” to the extent permitted hereunder) at which shares of Common Stock may be purchased at the time a Closing Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days (unless otherwise required by the Commission, any national securities exchange on which the Closing Warrants are listed or applicable law); provided, that the Company shall provide at least three (3) Business Days prior written notice of such reduction to Registered Holders of the Closing Warrants and, provided further that any such reduction shall be identical among all of the Closing Warrants.

3.2 Duration of Closing Warrants. A Closing Warrant may be exercised only during the period (the “Exercise Period”) commencing on the later of: (i) the date that is thirty (30) days after the first date on which the Company completes a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses (a “Business Combination”), and (ii) the date that is twelve (12) months from the date of the closing of the IPO, and terminating at 5:00 p.m., New York City time, on the earlier to occur of: (x) the date that is five (5) years after the date on which the Company completes its initial Business Combination, (y) the commencement of the winding up and liquidation of the Company in accordance with the Company’s amended and restated certificate of incorporation, as amended from time to time, if the Company fails to complete a Business Combination, or (z) the Redemption Date (as defined below) as provided in Section 6.3 hereof (the “Expiration Date”); provided, however, that the exercise of any Closing Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement or a valid exemption therefrom being available. Except with respect to the right to receive the Redemption Price (as defined below), each outstanding Closing Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m., New York City time, on the Expiration Date. The Company in its sole discretion may extend the duration of the Closing Warrants by delaying the Expiration Date; provided, that the Company shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the Closing Warrants and, provided further that any such extension shall be identical in duration among all the Closing Warrants.

Exhibit A-3

3.3 Exercise of Closing Warrants.

3.3.1 Payment. Subject to the provisions of the Closing Warrant and this Agreement, a Closing Warrant may be exercised by the Registered Holder thereof by delivering to the Warrant Agent at its corporate trust department (i) the Definitive Warrant Certificate evidencing the Closing Warrants to be exercised, or, in the case of a Book-Entry Warrant Certificate, the Closing Warrants to be exercised (the “Book-Entry Warrants”) on the records of the Depositary, to an account of the Warrant Agent at the Depositary designated for such purposes in writing by the Warrant Agent to the Depositary from time to time, (ii) an election to purchase (“Election to Purchase”) any shares of Common Stock pursuant to the exercise of a Closing Warrant, properly completed and executed by the Registered Holder on the reverse of the Definitive Warrant Certificate or, in the case of a Book-Entry Warrant, properly delivered by the Participant in accordance with the Depositary’s procedures, and (iii) the payment in full of the Warrant Price for each full share of Common Stock as to which the Closing Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Closing Warrant, the exchange of the Closing Warrant for the shares of Common Stock and the issuance of such shares of Common Stock, as follows:

(a) in lawful money of the United States, by certified check payable to the order of the Warrant Agent or by wire transfer;

(b) so long as such Closing Warrant is held by the original purchasers thereof or their Permitted Transferees, as applicable, by surrendering the Closing Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Closing Warrants, multiplied by the excess of the “Fair Market Value”, as defined in this subsection 3.3.1(c), over the Warrant Price by (y) the Fair Market Value. Solely for purposes of this subsection 3.3.1(c), (1) the “Fair Market Value” shall mean the average of the last reported sale prices of the Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which notice of exercise of the Warrant is received by the Warrant Agent and (2) the “Permitted Transferees” shall mean such transferees in the event of transfer:

(A) to the original purchaser’s officers or directors, any affiliates or family members of any of the original purchaser’s officers or directors, or any affiliates of the original purchaser;

(B) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization;

(C) in the case of an individual, by virtue of the laws of descent and distribution upon death of such individual; or

(D) in the case of an individual, pursuant to a qualified domestic relations order;

(c) as provided in Section 6.2 hereof with respect to a Make-Whole Exercise; and

(d) as provided in Section 7.4 hereof.

3.3.2 Issuance of Shares of Common Stock upon Exercise. As soon as practicable after the exercise of any Closing Warrant and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to subsection 3.3.1(a)), the Company shall issue to the Registered Holder of such Closing Warrant a book-entry position or certificate, as applicable, for the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Closing Warrant shall not have been exercised in full, a new book-entry position or countersigned Closing Warrant, as applicable, for the number of shares of Common Stock as to which such Closing Warrant shall not have been exercised. Notwithstanding the foregoing and subject to the Company satisfying its obligations in Section 7.4, the Company shall not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Closing Warrant and shall have no obligation to settle such Closing Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Closing Warrants is then effective and a prospectus relating thereto is current, or a valid exemption from registration is available. No Closing Warrant shall be exercisable and the Company shall not be obligated to issue shares of Common Stock upon exercise of a Closing Warrant unless the Common Stock issuable upon such Closing Warrant exercise has been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Registered Holder of the Closing Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Closing Warrant, the holder of such Closing Warrant shall not be entitled to exercise such Closing Warrant and such Closing Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle the exercise of any Closing Warrant. The Company may require holders of Closing Warrants to settle the Closing Warrant on a “cashless basis” pursuant to Section 6.2 and Section 7.4 hereof. If, by reason of any exercise of Closing Warrants on a “cashless basis”, the holder of any Closing Warrant would be entitled, upon the exercise of such Closing Warrant, to receive a fractional interest in a share of Common Stock, the Company shall round down to the nearest whole number, the number of shares of Common Stock to be issued to such holder.

Exhibit A-4

3.3.3 Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Closing Warrant in conformity with this Agreement shall be validly issued, fully paid and non-assessable.

3.3.4 Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares of Common Stock on the date on which the Closing Warrant, or book-entry position representing such Closing Warrant, was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Closing Warrant, except that, if the date of such surrender and payment is a date when the share transfer books of the Company or book-entry system of the Warrant Agent are closed, such person shall be deemed to have become the holder of such shares of Common Stock at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.

3.3.5 Maximum Percentage. A holder of a Closing Warrant may notify the Company in writing in the event he, she or it elects to be subject to the provisions contained in this subsection 3.3.5; however, no holder of a Closing Warrant shall be subject to this subsection 3.3.5 unless he, she or it makes such election. If the election is made by a holder, the Warrant Agent shall not effect the exercise of the holder’s Closing Warrant, and such holder shall not have the right to exercise such Closing Warrant, to the extent that after giving effect to such exercise, such holder (together with such holder’s affiliates or any other person subject to aggregation with such person for purposes of the “beneficial ownership” test under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any “group” (within the meaning of Section 13 of the Exchange Act) of which such person is or may be deemed to be a part), to the Warrant Agent’s actual knowledge, would beneficially own (within the meaning of Section 13 of the Exchange Act) (or to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder would result in a higher ownership percentage, such higher percentage would be) in excess of 4.9% or 9.8% (or such other amount as a holder may specify) (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such holder and his, her or its affiliates or any such other person or group shall include the number of shares of Common Stock issuable upon exercise of the Closing Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Closing Warrant beneficially owned by such holder and his, her or its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such holder and his, her or its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of the Closing Warrant, in determining the number of outstanding shares of Common Stock, the holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the holder of the Closing Warrant, the Company shall, within two (2) Business Days, confirm orally and in writing to such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and his, her or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the holder of a Closing Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

Exhibit A-5

4. Adjustments.

4.1 Stock Dividends.

4.1.1 Split-Ups. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Closing Warrant shall be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of the Common Stock entitling holders to purchase shares of Common Stock at a price less than the “Fair Market Value” (as defined below) shall be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the Fair Market Value. For purposes of this subsection 4.1.1, (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

4.1.2 Extraordinary Dividends. If the Company, at any time while the Closing Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the Common Stock on account of such shares of Common Stock (or other shares of the Company’s capital stock into which the Closing Warrants are convertible), other than (a) as described in subsection 4.1.1 above or (b) Ordinary Cash Dividends (as defined below) (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s Board of Directors (the “Board”), in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend. For purposes of this subsection 4.1.2, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of shares of Common Stock issuable on exercise of each Closing Warrant) does not exceed $0.50 (being 5% of the offering price of the Securities in the Private Placement). Solely for purposes of illustration, if the Company, at a time while the Closing Warrants are outstanding and unexpired, pays a cash dividend of $0.35 per share and previously paid an aggregate of $0.40 of cash dividends and cash distributions on the shares of Common Stock during the 365-day period ending on the date of declaration of such $0.35 per share dividend, then the Warrant Price will be decreased, effective immediately after the effective date of such $0.35 per share dividend, by $0.25 (the absolute value of the difference between $0.75 per share (the aggregate amount of all cash dividends and cash distributions paid or made in such 365- day period, including such $0.35 dividend) and $0.50 per share (the greater of (x) $0.50 per share and (y) the aggregate amount of all cash dividends and cash distributions paid or made in such 365-day period prior to such $0.35 dividend)).

4.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.6 hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Closing Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

4.3 Adjustments in Warrant Price.

4.3.1 Whenever the number of shares of Common Stock purchasable upon the exercise of the Closing Warrants is adjusted, as provided in subsection 4.1.1 or Section 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Closing Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

Exhibit A-6

4.3.2 In the event that the exercise price of the Public Warrants is adjusted as a result of section 4.3.2 of the Public Warrant Agreement, the Warrant Price shall have a one-time adjustment to equal the same exercise price as the Public Warrants.

4.4 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change under subsections 4.1.1 or 4.1.2 or Section 4.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another entity or conversion of the Company as another entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Closing Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Closing Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Closing Warrants would have received if such holder had exercised his, her or its Closing Warrant(s) immediately prior to such event (the “Alternative Issuance” ); provided, however, that (i) if the holders of the Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Closing Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Stock (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Company’s amended and restated certificate of incorporation or as a result of the repurchase of shares of Common Stock by the Company if a proposed initial Business Combination is presented to the stockholders of the Company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding shares of Common Stock, the holder of a Closing Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Closing Warrant holder had exercised the Closing Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4; provided, further, that if less than 70% of the consideration receivable by the holders of the Common Stock in the applicable event is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises the Closing Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the Commission, the Warrant Price shall be reduced by an amount (in dollars) (but in no event less than zero) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Closing Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”). For purposes of calculating such amount, (1) Section 6 of this Agreement shall be taken into account, (2) the price of each share of Common Stock shall be the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event, (3) the assumed volatility shall be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event, and (4) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Closing Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the Common Stock consists exclusively of cash, the amount of such cash per share of Common Stock, and (ii) in all other cases, the amount of cash per share of Common Stock, if any, paid to holders plus the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in shares of Common Stock covered by subsection 4.1.1, then such adjustment shall be made pursuant to subsection 4.1.1 or Sections 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of the Closing Warrant.

Exhibit A-7

4.5 Notices of Changes in Closing Warrant. Upon every adjustment of the Warrant Price or the number of shares of Common Stock issuable upon exercise of a Closing Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of a Closing Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, the Company shall give written notice of the occurrence of such event to each holder of a Closing Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.6 No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares of Common Stock upon the exercise of Closing Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Closing Warrant would be entitled, upon the exercise of such Closing Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to such holder.

4.7 Form of Closing Warrant. The form of Closing Warrant need not be changed because of any adjustment pursuant to this Section 4, and Closing Warrants issued after such adjustment may state the same Warrant Price and the same number of shares of Common Stock as is stated in the Closing Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Closing Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Closing Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Closing Warrant or otherwise, may be in the form as so changed.

4.8 Other Events. In case any event shall occur affecting the Company as to which none of the provisions of the preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the Closing Warrants in order to (i) avoid an adverse impact on the Closing Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Closing Warrants is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment; provided, however, that under no circumstances shall the Closing Warrants be adjusted pursuant to this Section 4.8 as a result of any issuance of securities in connection with a Business Combination. The Company shall adjust the terms of the Closing Warrants in a manner that is consistent with any adjustment recommended in such opinion.

4.9 No Adjustment. For the avoidance of doubt, no adjustment shall be made to the terms of the Closing Warrants solely as a result of an adjustment to the conversion ratio of the Class B Common Stock into shares of Common Stock or the conversion of the shares of Class B Common Stock into shares of Common Stock, in each case, pursuant to the Company’s amended and restated certificate of incorporation, as may be amended from time to time.

5. Transfer and Exchange of Closing Warrants.

5.1 Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Closing Warrant upon the Warrant Register, upon surrender of such Closing Warrant for transfer, in the case of certificated Closing Warrants, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Closing Warrant representing an equal aggregate number of Closing Warrants shall be issued and the old Closing Warrant shall be cancelled by the Warrant Agent. In the case of certificated Closing Warrants, the Closing Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

Exhibit A-8

5.2 Procedure for Surrender of Closing Warrants. Closing Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Closing Warrants as requested by the Registered Holder of the Closing Warrants so surrendered, representing an equal aggregate number of Closing Warrants; provided, however, that except as otherwise provided herein or in any Book-Entry Warrant Certificate, each Book-Entry Warrant Certificate may be transferred only in whole and only to the Depositary, to another nominee of the Depositary, to a successor depository, or to a nominee of a successor depository; provided further, however, that in the event that a Closing Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Closing Warrant and issue new Closing Warrants in exchange thereof until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Closing Warrants must also bear a restrictive legend.

5.3 Fractional Closing Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate or book-entry position for a fraction of a warrant.

5.4 Service Charges. No service charge shall be made for any exchange or registration of transfer of Closing Warrants.

5.5 Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Closing Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Closing Warrants duly executed on behalf of the Company for such purpose.

6. Redemption.

6.1 Redemption of Closing Warrants for Cash at $0.01 Per Closing Warrant. Subject to Section 6.5 hereof, at any time during the Exercise Period, the Company may, at its option, redeem all (and not part) of the outstanding Closing Warrants at the office of the Warrant Agent, upon notice to the Registered Holders of the Closing Warrants, as described in Section 6.3 below, at a Redemption Price (as defined in Section 6.3 hereof) of $0.01 per Closing Warrant, provided that (a) the last reported sale price of the Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Registered Holders equals or exceeds $18.00 per share (subject to adjustment in compliance with Section 4 hereof) and (b) there is an effective registration statement covering the shares of Common Stock issuable upon exercise of the Closing Warrants, and a current prospectus relating thereto, available throughout the 30-day Redemption Period (as defined in Section 6.3 below).

6.2 Redemption of Closing Warrants for Cash at $0.10 Per Closing Warrant. Subject to Section 6.5 hereof, at any time during the Exercise Period, the Company may, at its option, redeem all (and not part) of the outstanding Closing Warrants at the office of the Warrant Agent, upon notice to the Registered Holders of the Closing Warrants, as described in Section 6.3 below, at a Redemption Price of $0.10 per Closing Warrant, provided that the last reported sale price of the Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Registered Holder equals or exceeds $10.00 per share (subject to adjustment in compliance with Section 4 hereof). During the 30-day Redemption Period in connection with a redemption pursuant to this Section 6.2, Registered Holders of the Closing Warrants may elect to exercise their Closing Warrants; provided, that any such exercise be on a “cashless basis” and receive a number of shares of Common Stock determined by reference to the table below, based on the Redemption Date (calculated for purposes of the table as the period to expiration of the Closing Warrants) and the “Redemption Fair Market Value” (as such term is defined in this Section 6.2) (a “Make-Whole Exercise”). Solely for purposes of this Section 6.2, the “Redemption Fair Market Value” shall mean the volume-weighted average price of the Common Stock as reported during the ten (10) trading days immediately following the date on which notice of redemption pursuant to this Section 6.2 is sent to the Registered Holders. In connection with any redemption pursuant to this Section 6.2, the Company shall provide the Registered Holders with the Redemption Fair Market Value no later than one (1) Business Day after the ten (10) trading day period described above ends.

Exhibit A-9

Redemption Date	Redemption Date Fair Market Value of Common Stock
(period to expiration of warrants)	<10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact Redemption Fair Market Value and Redemption Date (as defined below) may not be set forth in the table above, in which case, if the Redemption Fair Market Value is between two values in the table or the Redemption Date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each Closing Warrant exercised in a Make-Whole Exercise will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower Redemption Fair Market Values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable.

The share prices set forth in the column headings of the table above shall be adjusted as of any date on which the number of shares of Common Stock issuable upon exercise of a Closing Warrant or the Warrant Price is adjusted pursuant to Section 4 hereof. If the number of shares of Common Stock issuable upon exercise of a Closing Warrant is adjusted pursuant to Section 4 hereof, the adjusted share prices in the column headings shall equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Warrant Price after such adjustment and the denominator of which is the Warrant Price immediately prior to such adjustment. In such an event, the number of shares in the table above shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Closing Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Closing Warrant as so adjusted. If the Warrant Price is adjusted, (a) in the case of an adjustment pursuant to Section 4.3.2 hereof, the adjusted share prices in the column headings shall equal the share prices immediately prior to such adjustment multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to Section 4.1.2 hereof, the adjusted share prices in the column headings shall equal the share prices immediately prior to such adjustment less the decrease in the Warrant Price pursuant to such Warrant Price adjustment. In no event shall the number of shares issued in connection with a Make-Whole Exercise exceed 0.361 shares of Common Stock per Closing Warrant (subject to adjustment).

6.3 Date Fixed for, and Notice of, Redemption. In the event that the Company elects to redeem all of the Closing Warrants, pursuant to Sections 6.1 or 6.2, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the Redemption Date (the “30-day Redemption Period”) to the Registered Holders of the Closing Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice. As used in this Agreement, “Redemption Price” shall mean the price per Closing Warrant at which any Closing Warrants are redeemed pursuant to Section 6.1 or Section 6.2 hereof.

6.4 Exercise After Notice of Redemption. The Closing Warrants may be exercised, for cash at any time after notice of redemption pursuant to Section 6.1 hereof shall have been given by the Company pursuant to Section 6.3 hereof and prior to the Redemption Date. The Closing Warrants may be exercised only on a “cashless basis” in accordance with Section 6.2 hereof at any time after notice of redemption pursuant to Section 6.2 hereof shall have been given by the Company pursuant to Section 6.3 hereof and prior to the Redemption Date. On and after the Redemption Date, the record holder of the Closing Warrants shall have no further rights except to receive, upon surrender of the Closing Warrants, the Redemption Price.

Exhibit A-10

6.5 Exclusion of Closing Warrants. The Company agrees that the redemption rights provided in Section 6.1 hereof shall not apply to the Closing Warrants if at the time of the redemption such Closing Warrants continue to be held by the original purchasers thereof or their Permitted Transferees. However, once such Closing Warrants are transferred (other than to Permitted Transferees in accordance with Section 3.3.1 hereof), the Company may redeem the Closing Warrants pursuant to Section 6.1 hereof, provided that the criteria for redemption are met, including the opportunity of the holder of such Closing Warrants to exercise such Closing Warrants prior to redemption pursuant to Section 6.4 hereof. Closing Warrants that are transferred to persons other than Permitted Transferees shall upon such transfer cease to be Closing Warrants and shall become Public Warrants under the Public Warrant Agreement.

7. Other Provisions Relating to Rights of Holders of Closing Warrants.

7.1 No Rights as Stockholder. A Closing Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

7.2 Lost, Stolen, Mutilated, or Destroyed Closing Warrants. If any Closing Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Closing Warrant, include the surrender thereof), issue a new Closing Warrant of like denomination, tenor, and date as the Closing Warrant so lost, stolen, mutilated, or destroyed. Any such new Closing Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Closing Warrant shall be at any time enforceable by anyone.

7.3 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that shall be sufficient to permit the exercise in full of all outstanding Closing Warrants issued pursuant to this Agreement.

7.4 Registration of Common Stock; Cashless Exercise at Company’s Option.

7.4.1 Registration of the Common Stock. The Company agrees that as soon as practicable, but in no event later than fifteen (15) Business Days after the closing of its initial Business Combination, it shall use its commercially reasonable efforts to file with the Commission a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the Closing Warrants. The Company shall use its commercially reasonable efforts to cause the same to become effective within 60 Business Days after the closing of the Company’s initial Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Closing Warrants in accordance with the provisions of this Agreement. If any such registration statement has not been declared effective by the 60th Business Day following the closing of the Company’s initial Business Combination, holders of the Closing Warrants shall have the right, during the period beginning on the 61st Business Day after the closing of the Business Combination and ending upon such registration statement being declared effective by the Commission, and during any other period when the Company shall fail to have maintained an effective registration statement covering the shares of Common Stock issuable upon exercise of the Closing Warrants, to exercise such Closing Warrants on a “cashless basis,” by exchanging the Closing Warrants (in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) or another exemption) for that number of shares of Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Closing Warrants, multiplied by the excess of the “Fair Market Value” (as defined below) over the Warrant Price by (y) the Fair Market Value and (B) 0.361 per whole Closing Warrant. Solely for purposes of this subsection 7.4.1, “Fair Market Value” shall mean the average of the last reported last sale prices of the Common Stock as reported during the ten (10) trading day period ending on the third trading day prior to the date that notice of exercise is received by the Warrant Agent from the holder of such Closing Warrants or his, her or its securities broker or intermediary. The date that notice of cashless exercise is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. In connection with the “cashless exercise” of a Closing Warrant, the Company shall, upon request, provide the Warrant Agent with an opinion of counsel for the Company (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the Closing Warrants on a cashless basis in accordance with this subsection 7.4.1 is not required to be registered under the Securities Act and (ii) the shares of Common Stock issued upon such exercise shall be freely tradable under United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act (or any successor rule)) of the Company and, accordingly, shall not be required to bear a restrictive legend. Except as provided in subsection 7.4.2, for the avoidance of any doubt, unless and until all of the Closing Warrants have been exercised or have expired, the Company shall continue to be obligated to comply with its registration obligations under the first three sentences of this subsection 7.4.1.

Exhibit A-11

7.4.2 Cashless Exercise at Company’s Option. If the Common Stock is at the time of any exercise of a Closing Warrant not listed on a national securities exchange such that, as a result, the Common Stock does not satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act (or any successor statute), the Company may, at its option, (i) require holders of Closing Warrants who exercise Closing Warrants to exercise such Closing Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor statute) as described in subsection 7.4.1 and (ii) in the event the Company so elects, the Company shall not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the Closing Warrants, notwithstanding anything in this Agreement to the contrary, and (y) use its commercially reasonable efforts to register or qualify for sale the shares of Common Stock issuable upon exercise of the Closing Warrant under applicable blue sky laws to the extent an exemption is not available.

8. Concerning the Closing Warrant Agent and Other Matters.

8.1 Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of the Closing Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Closing Warrants or such shares of Common Stock.

8.2 Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Closing Warrant (who shall, with such notice, submit his, her or its Closing Warrant for inspection by the Company), then the holder of any Closing Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation or other entity organized and existing under the laws of the State of New York, in good standing and having its principal office in the United States of America, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

8.2.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent for the Common Stock not later than the effective date of any such appointment.

8.2.3 Merger or Consolidation of Warrant Agent. Any entity into which the Warrant Agent may be merged or with which it may be consolidated or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.3 Fees and Expenses of Warrant Agent.

8.3.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

Exhibit A-12

8.3.2 Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4 Liability of Warrant Agent.

8.4.1 Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chief Financial Officer, President, Secretary or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct, fraud or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, out-of-pocket costs and reasonable outside counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct, fraud or bad faith.

8.4.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Closing Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Closing Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Closing Warrant or as to whether any shares of Common Stock shall, when issued, be valid and fully paid and non-assessable.

8.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Closing Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of the Closing Warrants.

8.6 Waiver. The Warrant Agent has no right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Warrant Agent as trustee thereunder) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Warrant Agent hereby waives any and all Claims against the Trust Account and any and all rights to seek access to the Trust Account.

9. Miscellaneous Provisions.

9.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2 Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Closing Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Voltus Technologies, Inc.

2443 Fillmore Street, #308-3427

San Francisco, California 94115

Attn: Gregg Dixon

Laurie Harrison

Email: greggdixon@voltus.co

lharrison@voltus.co

Exhibit A-13

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Closing Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attn: Compliance Department

With a copy in each case to:

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

and

Moelis & Company LLC

399 Park Avenue

5th Floor

New York, NY 10022

and

Nomura Securities International, Inc.

Worldwide Plaza

309 West 49th Street

New York, NY 10019-7316

and

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

Attn: Cephas Sekhar, Esq.

Matthew Turner, Esq.

Email: cephas.sekhar@kirkland.com

matthew.turner@kirkland.com

9.3 Applicable Law. The validity, interpretation, and performance of this Agreement and of the Closing Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction. The Company hereby waives any objection to such jurisdiction and that such courts represent an inconvenient forum.

9.4 Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person, corporation or other entity other than the parties hereto and the Registered Holders of the Closing Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Closing Warrants.

9.5 Examination of the Closing Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Closing Warrant. The Warrant Agent may require any such holder to submit such holder’s Closing Warrant for inspection by the Warrant Agent.

9.6 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Exhibit A-14

9.7 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.8 Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder (i) for the purpose of curing any ambiguity or to correct any mistake, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders, and (ii) to provide for the delivery of Alternative Issuance pursuant to Section 4.4. All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the vote or written consent of the Registered Holders of at least 65% of the then outstanding Closing Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Sections 3.1 and 3.2, respectively, without the consent of the Registered Holders.

9.9 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Exhibit A – Form of Closing Warrant Certificate.

[Signature Page Follows]

Exhibit A-15

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

VOLTUS TECHNOLOGIES, INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER &TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

[Signature Page to Closing Warrant Agreement]

Exhibit A-16

EXHIBIT A

[Form of Closing Warrant Certificate]

[FACE]

Number

CLOSING WARRANTS

THIS CLOSING WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE CLOSING WARRANT AGREEMENT DESCRIBED BELOW

VOLTUS TECHNOLOGIES, INC.

Incorporated Under the Laws of the State of Delaware

CUSIP [●]

Closing Warrant Certificate

This Closing Warrant Certificate certifies that __________, or its registered assigns, is the registered holder of __________ warrant(s) evidenced hereby (the “Closing Warrants” and each, a “Closing Warrant”) to purchase shares of Class A common stock, $0.0001 par value per share (“Common Stock”), of Voltus Technologies, Inc., a Delaware corporation (the “Company”). Each Closing Warrant entitles the holder, upon exercise during the period set forth in the Closing Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable shares of Common Stock as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Closing Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Closing Warrant Agreement) of the United States of America upon surrender of this Closing Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Closing Warrant Agreement. Defined terms used in this Closing Warrant Certificate but not defined herein shall have the meanings given to them in the Closing Warrant Agreement.

Each whole Closing Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. No fractional shares will be issued upon exercise of any Closing Warrant. If, upon the exercise of Closing Warrants, a holder would be entitled to receive a fractional interest in a share of Common Stock, the Company will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Closing Warrant holder. The number of shares of Common Stock issuable upon exercise of the Closing Warrants is subject to adjustment upon the occurrence of certain events set forth in the Closing Warrant Agreement.

The initial Exercise Price per share of Common Stock for any Closing Warrant is equal to $11.50 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Closing Warrant Agreement.

Subject to the conditions set forth in the Closing Warrant Agreement, the Closing Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Closing Warrants shall become void.

Reference is hereby made to the further provisions of this Closing Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Closing Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Closing Warrant Agreement.

This Closing Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

VOLTUS TECHNOLOGIES, INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

[Form of Closing Warrant Certificate]

[Reverse]

The Closing Warrants evidenced by this Closing Warrant Certificate are part of a duly authorized issue of Closing Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to a Closing Warrant Agreement dated as of __________, 2021 (the “Closing Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Closing Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Closing Warrants. A copy of the Closing Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Closing Warrant Certificate but not defined herein shall have the meanings given to them in the Closing Warrant Agreement.

Closing Warrants may be exercised at any time during the Exercise Period set forth in the Closing Warrant Agreement. The holder of Closing Warrants evidenced by this Closing Warrant Certificate may exercise them by surrendering this Closing Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Closing Warrant Agreement (or through “cashless exercise” as provided for in the Closing Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Closing Warrants evidenced hereby the number of Closing Warrants exercised shall be less than the total number of Closing Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Closing Warrant Certificate evidencing the number of Closing Warrants not exercised.

Notwithstanding anything else in this Closing Warrant Certificate or the Closing Warrant Agreement, no Closing Warrant may be exercised unless at the time of exercise (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the shares of Common Stock is current, except through “cashless exercise” as provided for in the Closing Warrant Agreement.

The Closing Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the Closing Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Closing Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the holder of the Closing Warrant.

Closing Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Closing Warrant Agreement, but without payment of any service charge, for another Closing Warrant Certificate or Closing Warrant Certificates of like tenor evidencing in the aggregate a like number of Closing Warrants.

Upon due presentation for registration of transfer of this Closing Warrant Certificate at the office of the Warrant Agent a new Closing Warrant Certificate or Closing Warrant Certificates of like tenor and evidencing in the aggregate a like number of Closing Warrants shall be issued to the transferee(s) in exchange for this Closing Warrant Certificate, subject to the limitations provided in the Closing Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Closing Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Closing Warrants nor this Closing Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Closing Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Closing Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of Voltus Technologies, Inc. (the “Company”) in the amount of $ __________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of __________, whose address is __________ and that such shares of Common Stock be delivered to __________ whose address is __________. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Closing Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of __________, whose address is __________ and that such Closing Warrant Certificate be delivered to __________, whose address is __________.

In the event that the Closing Warrant has been called for redemption by the Company pursuant to Section 6.2 of the Closing Warrant Agreement and a holder thereof elects to exercise its Closing Warrant pursuant to a Make-Whole Exercise, the number of shares of Common Stock that this Closing Warrant is exercisable for shall be determined in accordance with Section 6.2 of the Closing Warrant Agreement.

In the event that the Closing Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Closing Warrant Agreement, the number of shares of Common Stock that this Closing Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Closing Warrant Agreement.

In the event that the Closing Warrant may be exercised, to the extent allowed by the Closing Warrant Agreement, through cashless exercise (i) the number of shares of Common Stock that this Closing Warrant is exercisable for would be determined in accordance with the relevant section of the Closing Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Closing Warrant Certificate, through the cashless exercise provisions of the Closing Warrant Agreement, to receive shares of Common Stock. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Closing Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of __________, whose address is __________ and that such Closing Warrant Certificate be delivered to __________, whose address is __________.

[Signature Page Follows]

Date: __________, 20
(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

EXHIBIT B

LEGEND

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

B-1